Exhibit 10.4
AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (as may be further amended, restated, supplemented or otherwise modified, this “Agreement”), is made as of this 11th day of October, 2012, by and among VISTAGEN THERAPEUTICS, INC., a Nevada Corporation with an address of 384 Oyster Point Boulevard, No. 8, South San Francisco, California 94080 (the “Maker”), and PLATINUM LONG TERM GROWTH VII, LLC a Delaware limited liability company with an address of 152 West 57th Street, 4th Floor, New York, NY 10019 (together with its successors and assigns, the “Secured Party”).

WHEREAS, the Maker and the Secured Party are entering into that certain Note Exchange and Purchase Agreement (as amended, restated, supplemented or otherwise modified, the “Purchase Agreement”), pursuant to which the Secured Party shall purchase and the Maker shall issue Senior Secured Convertible Promissory Notes (as amended, restated, supplemented or otherwise modified, together with the “Notes” defined in the Purchase Agreement, collectively the “Notes”);

WHEREAS, in order to induce the Secured Party to extend the loans evidenced by the Notes, the Maker has agreed to execute and deliver to the Secured Party this Agreement and to grant the Secured Party a security interest in certain property of the Maker to secure the prompt satisfaction, either by payment or conversion into the Maker’s common stock on the terms and conditions set forth in the Notes, performance and discharge in full of all of the Maker’s obligations under the Notes;

WHEREAS, the Secured Party is not willing to enter into the Purchase Agreement unless the Obligations are secured by a pledge and perfected security interest in substantially all of the assets of the Maker, including all of the Maker’s equity interests in VISTAGEN THERAPEUTICS, INC., a California corporation and wholly-owned subsidiary of the Maker (the “California Subsidiary”), and the California Subsidiary’s interest in ARTEMIS NEUROSCIENCE, INC., a Maryland corporation and a wholly-owned subsidiary of the California Subsidiary (the “Maryland Subsidiary” and, together with the California Subsidiary, the “Domestic Subsidiaries”);

WHEREAS, the Maker is willing to secure its obligations under the Notes in favor of the Secured Party;

WHEREAS, certain obligations of the Maker to the Secured Party are secured by all assets of the Maker pursuant to a Security Agreement by and between the Maker and the Secured Party dated as of July 2, 2012 (as amended, restated, supplemented or otherwise modified, the “Original Security Agreement”); and

WHEREAS, this Agreement amends and restates the Original Security Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1 - DEFINITIONS

Section 1.1	Terms Generally

All capitalized terms used herein or in any certificate or other document delivered pursuant hereto shall have the meanings assigned to them below (unless otherwise defined herein). Except as otherwise defined herein, capitalized terms used herein shall have the respective meanings given in the Purchase Agreement.

Section 1.2	Certain Terms

As used herein, the following terms have the following meanings:

“Accounts” means all rights of the Maker to payment of monetary obligations, including rights to payment for goods sold, leased, licensed, assigned or otherwise disposed of; all rights to payment for services rendered or to be rendered; all rights under contracts and all sums of money or other proceeds due or becoming due thereon, and the Maker’s rights pertaining to and interest in such goods; all other rights and claims to the payment of money, under contracts or otherwise; and all other property constituting “accounts” or “contract rights” as such terms are defined in the Uniform Commercial Code.

“Collateral” is defined in Article 2 below.

“Contract Rights” means all rights of the Maker under all documents and instruments, including without limitation (i) all rights to payment, (ii) all rights to make elections, and (iii) all rights to exercise remedies.

“Equipment” means all machinery, equipment and fixtures, office furniture, furnishings and trade fixtures, specialty tools and parts, motor vehicles and materials handling equipment of the Maker, together with the Maker’s interest in, and right to, any and all manuals, computer programs, data bases and other materials relating to the use, operation or structure of any of the foregoing; and all other property constituting “equipment” as such term is defined in the Uniform Commercial Code.

“Event of Default” is defined in Article 6 below.

“General Intangibles” means all Intellectual Property and all and other evidence of proprietary information (including, without limitation, all computer programs and electronic data processing materials), all software, customer surveys, advertising materials, logos, marketing materials, jingles, market analyses, manuals or operational procedures, designs, programming and engineering logs, together with any object, source, access or other codes, and any rights of the Maker to retrieval from third parties of electronically processed information relating to any of the foregoing types of property; and all other property constituting “general intangibles” as such term is defined in the Uniform Commercial Code.

“Goods” means all things that are movable, including fixtures, computer programs and all other property constituting “goods” as defined in the Uniform Commercial Code.

“Intellectual Property” means (a) all tradenames, tradename applications, trademarks, trademark applications, servicemarks, servicemark applications, patents, patent applications, copyrights, and copyright applications, in each case whether owned or licensed, (b) all reissues, continuations and extensions of the foregoing, (c) all goodwill of the business connected with the use of, and symbolized by, each of the foregoing, and (d) all products and proceeds of the foregoing, including, without limitation, any claim by the Maker against third parties for past, present or future (i) infringement of any patent, (ii) infringement or dilution of any trademark, (iii) injury to the goodwill associated with any trademark, and (iv) infringement of any copyright.

“Inventory” means all goods, merchandise and other personal property (including warehouse receipts and other negotiable and non-negotiable documents of title covering any such property) of the Maker that are held for sale, lease or other disposition, or for display or demonstration, or leased or consigned, or that are raw materials, piece goods, work in process or materials used or consumed or to be used or consumed in the Maker’s business, whether in transit or in the possession of the Maker or another person or entity, including without limitation all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and goods located on the premises of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other third parties; all proprietary rights, patents, plans, drawings, diagrams, schematics, assembly and display materials relating to any of the foregoing; and all other property constituting “inventory” as such term is defined in the Uniform Commercial Code.

“Lien” means any mortgage, pledge, security interest, lien or other charge or encumbrance of any kind or nature upon or with respect to any property.

“Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Party may reasonably request.

“Obligation(s)” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, of the Maker and/or any Domestic Subsidiary to the Secured Party, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Secured Party as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on, the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Maker and/or any Domestic Subsidiary from time to time under or in connection with this Agreement, the Notes, the Warrants, any other Transaction Document, and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Maker; and (iv) all amounts due to the Secured Party under the Notes.

“Organizational Documents” means, with respect to the Maker, the documents by which the Maker was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of the Maker (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

“Permitted Liens” shall have the meaning assigned to such term in the Purchase Agreement.

“Pledged Securities” shall have the meaning ascribed to such term in Section 4.5 below.

“Prohibited Actions” means: (a) any sale, transfer, assignment, mortgage, pledge, lease, grant of a security interest in, or any other encumbrance of all or any portion of the Pledged Securities to any person or entity other than the Secured Party without the express written consent of the Secured Party; and (b) any vote of all or any portion of the Pledged Securities now held or hereafter acquired by the Maker to authorize or approve any of the following without the express written consent of the Secured Party, which consent may be withheld in the Secured Party’ s sole and absolute discretion: (1) any increase in the number of shares of securities that any subsidiary of the Maker shall be authorized to issue; (2) any issuance of any shares of securities of any subsidiary of the Maker; and/or (3) the creation of any new classes or series of securities by any subsidiary of the Maker.

“Transaction Documents” means and includes the Notes, the Purchase Agreement, the Warrants, the IP Security Agreement, the Negative Covenant Agreement, this Agreement, the “Transaction Documents” defined in the Purchase Agreement, and all documents and instruments executed and delivered in connection therewith, in each case, as amended, restated, supplemented or otherwise modified.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the State of New York.

Section 1.3	UCC Terms

As used herein, each of the following terms, whether or not capitalized, has the meaning specified in the Uniform Commercial Code: (a) Chattel Paper; (b) Commercial Tort Claim; (c) Deposit Account; (d) Documents; (e) Electronic Chattel Paper; (f) Instruments; (g) Investment Property; (h) Letter of Credit Right; and (i) Securities.

ARTICLE 2 - Grant

As an inducement for the Secured Party to extend the loans evidenced by the Notes and to secure the payment and performance of the Obligations, the Maker hereby assigns and pledges to the Secured Party all of the Maker’s rights, title and interest in, and grants to the Secured Party a continuing security interest in: (a) all personal property and fixtures of every kind and nature, whether now owned or hereafter arising or acquired by the Maker, including, without limitation, all Accounts, Chattel Paper, Commercial Tort Claims, Contract Rights, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, General Intangibles, Goods, Instruments, Investment Property, Inventory, Letter of Credit Rights, Securities, furniture, fixtures, machinery, motor vehicles, appliances, tools, contracts, all policies of insurance, as well as any proceeds and unearned premiums pertaining to such policies, insurance refund claims and all other insurance claims and proceeds, all monies, all management contracts, all contract rights, chattel paper, all files, records, books of accounts, business papers, all franchise or similar distribution rights or agreements, and all permits, licenses and agreements of any kind or nature pursuant to which the Maker possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Maker, all proceeds and rights from any franchise agreement or distribution agreement, in each case whether now owned or hereafter arising; and (b) all additions, accessions, accessories, amendments, attachments, modifications, substitutions, and replacements, proceeds and products of any of the foregoing (all of the foregoing, collectively the “Collateral”).

Notwithstanding anything to the contrary contained herein, the Maker hereby pledges to the Secured Party the Securities constituting all equity of the Domestic Subsidiaries.

ARTICLE 3 - Delivery of Certain Collateral

Contemporaneously with or prior to the execution of this Agreement, the Maker shall deliver or cause to be delivered to the Secured Party (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Maker is, contemporaneously with the execution hereof, delivering to the Secured Party, or has previously delivered to the Secured Party, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

ARTICLE 4 - Representations, Warranties and Covenants

The Maker represents and warrants to, and covenants and agrees with, the Secured Party as follows, each of which representations, warranties and covenants shall be continuing and in force so long as any Obligations remain outstanding:

Section 4.1	Ownership and Location of Collateral; Absence of Liens and Restrictions

The Maker is the sole legal and equitable owner of the Collateral pledged by the Maker hereunder, holding good and marketable title to the same free and clear of all Liens except for the security interests granted hereunder and Permitted Liens, and has legal power and authority to execute, deliver and perform its obligations hereunder, and to collaterally assign, deliver and create a security interest in the Collateral in the manner herein contemplated. Except for the restrictions set forth herein and in the Notes and as may exist in respect of the Permitted Liens, the Collateral is not subject to any restriction that would prohibit or restrict the assignment, delivery or creation of the security interests contemplated hereunder.

The Maker represents and warrants to the Secured Party that Schedule 4.1 hereto lists all Intellectual Property of the Maker, that this Agreement is effective to create a valid and continuing lien on and, upon the filing hereof with the United States Patent and Trademark Office and the United States Copyright Office and the filing of appropriate financing statements, perfected security interests in favor of the Secured Party in all of the Maker’s Intellectual Property and such perfected security interests are enforceable as such as against any and all creditors of, and purchasers from, the Maker. Upon filing of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office and the filing of appropriate financing statements, all action necessary or desirable to protect and perfect the Secured Party’s lien on all of the Maker’s Intellectual Property shall have been duly taken. The Maker represents and warrants to the Secured Party that, other than such consents as have been delivered to the Secured Party, no consent of any person or entity is required in connection with the grant to the Secured Party of a security interest in the Collateral hereunder.

Section 4.2	Legal, Valid and Binding Agreement; No Conflicts

The execution, delivery and performance by the Maker of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Maker and no further action is required. This Agreement has been duly executed by the Maker. This Agreement constitutes the legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

The execution, delivery and performance of this Agreement by the Maker does not (i) violate any of the provisions of any Organizational Documents of the Maker or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Maker or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any of the Maker’s debt or otherwise) or other understanding to which the Maker is a party or by which any property or asset of the Maker is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of the Maker) necessary the Maker to enter into and perform its obligations hereunder have been obtained.

Section 4.3	First Priority Security Interest

This Agreement, together with the filing of Uniform Commercial Code financing statements in the office of the Secretary of State of Nevada, the Maker’s state of formation, creates a valid and continuing first lien on and perfected security interest in the Collateral (except for property located in the United States in which a security interest may not be perfected by filing under the Uniform Commercial Code), prior to all other Liens (other than Permitted Liens), and is enforceable as such against creditors of the Maker, any owner of the real property where any of the Collateral is located, any purchaser of such real property and any present or future creditor obtaining a lien on such real property. The Maker has received no written claim that any Collateral, or Maker’s use of any Collateral, violates the rights of any third party. There has been no adverse decision to the Maker’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to the Maker’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of the Maker, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

Section 4.4	Sales and Further Liens

The Maker shall not grant to permit to exist any Liens on any of the Collateral other than Permitted Liens. The Maker shall not sell, grant, assign or transfer any interest in, any of the Collateral to any person or entity other than the Secured Party. The Maker shall defend its title to and the Secured Party’s interest in the Collateral against all material and adverse claims and take any action necessary to remove any Liens other than Permitted Liens.

Section 4.5	Pledged Securities

The capital stock and other equity interests pledged to the Secured Party hereunder (the “Pledged Securities”) represent all of the capital stock and other equity interests in and to the Domestic Subsidiaries, and represent all capital stock and other equity interests owned, directly or indirectly, by the Maker, except for capital stock and other equity interests owned, directly or indirectly, by the Maker with respect to VistaStem Canada, Inc., an entity formed under the laws of the province of Ontario (the “Canadian Subsidiary”).

The Canadian Subsidiary does not have any assets and does not conduct any operations.

All of the Pledged Securities are validly issued, fully paid and non-assessable, and the Maker is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens. The Maker shall cause the pledge and security interest of the Secured Party to be duly noted in its corporate books and records. The Maker shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Transaction Documents.

The Maker agrees that it shall not take any Prohibited Actions with respect to the Pledged Securities.

Section 4.6	Inspection; Verification of Accounts
The Maker shall at all reasonable times and upon reasonable notice allow the Secured Party to examine, inspect or make extracts from or copies of the Maker’s books and records, inspect the Collateral and arrange for verification of Accounts constituting Collateral directly with the Maker’s accountants, and, upon and after any Event of Default, the account obligors and account debtors or by other methods.

Section 4.7	Accounts: Collection and Delivery of Proceeds

The Maker shall diligently collect all of its Accounts until such time as an Event of Default has occurred and is continuing and during which the Secured Party exercises its rights to collect the Accounts pursuant to this Agreement. After the occurrence and during the continuance of an Event of Default, the Maker shall, at the request of the Secured Party, notify account debtors of the security interest of the Secured Party in any Account and that payment thereof is to be made directly to the Secured Party. After the occurrence and during the continuance of an Event of Default, upon request of the Secured Party, any proceeds of Accounts or inventory received by the Maker, whether in the form of cash, checks, notes or other instruments, shall be held in trust for the Secured Party and the Maker shall deliver said proceeds daily to the Secured Party, without commingling, in the identical form received (properly endorsed or assigned where required to enable the Secured Party to collect the same).

Section 4.8	Equipment and Inventory; Insurance

The Maker shall keep the Collateral insured at all times by insurance in such form and amounts as may be reasonably satisfactory to the Secured Party, and in any event (without specific request by the Secured Party) will insure the Collateral, with financially sound and reputable insurance companies, in such amounts and against such risks, and with such deductibles, as in each case are customarily maintained by companies engaged in the same or similar businesses, owning similar properties and operating in the same or similar locations. The Secured Party shall be named as loss payee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable.

Section 4.9	Equipment and Inventory: Maintenance and Use, Payment of Taxes

The Maker shall keep the Collateral in good order and repair, ordinary wear and tear and damage by casualty excepted and except where the failure to do so could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or prospects of the Maker, and will not use the same in violation of law or any policy of insurance thereon, and will pay promptly when due all material taxes and assessments on the Collateral or on its use or operation, except (a) taxes, assessments and governmental charges the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to the Maker and with respect to which adequate reserves have been set aside on its books and (b) taxes, assessments and governmental charges for which a valid extension to file the applicable tax returns or other required documentation, if any, have been granted.

Section 4.10	Name or Organizational Change.

The Maker shall not change its place of organization, name, identity, organizational structure, chief executive office or place where its business records are kept, or merge into or consolidate with any other entity, unless the Maker shall have given the Secured Party at least 30 days’ prior written notice thereof and shall have delivered to the Secured Party such new Uniform Commercial Code financing statements, shall have filed such records with the United States Patent and Trademark Office, and shall have delivered such other documents and instruments and taken such other actions as may be reasonably necessary or required by the Secured Party to ensure the continued perfection and priority of the security interests granted by this Agreement.

Section 4.11	Deposit Accounts

For each deposit account that the Maker opens or maintains at any time, the Maker shall, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) cause the depositary bank to agree to comply, without further consent of the Maker, at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (ii) arrange for the Secured Party to become the customer of the depositary bank with respect to the deposit account, with the Maker being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account. The Secured Party agrees with the Maker that the Secured Party shall not give any such instructions or withhold any withdrawal rights from the Maker, unless an Event of Default (as defined below) has occurred and is continuing. The provisions of this paragraph shall not apply to (x) any deposit account for which the Maker, the depositary bank and the Secured Party have entered into a cash collateral agreement specially negotiated by the Maker, the depositary bank and the Secured Party for the specific purpose set forth therein, (y) a deposit account for which the Secured Party is the depositary bank and is in automatic control, and (z) any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Maker’s salaried employees.

Section 4.12	Investment Property

If the Maker shall at any time hold or acquire any certificated securities, the Maker shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If any securities now or hereafter acquired by the Maker are un-certificated and are issued to the Maker or its nominee directly by the issuer thereof, the Maker shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) cause the issuer to agree to comply, without further consent of the Maker or such nominee, at any time with instructions from the Secured Party as to such securities, or (ii) arrange for the Secured Party to become the registered owner of the securities. If any securities, whether certificated or un-certificated, or other investment property now or hereafter acquired by the Maker are held by the Maker or its nominee through a securities intermediary or commodity intermediary, the Maker shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (y) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of the Maker or such nominee, at any time with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, or (z) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with the Maker being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property. The Secured Party agrees with the Maker that the Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Maker, unless an Event of Default has occurred and is continuing. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

Section 4.13	Collateral in the Possession of a Bailee

If any Collateral is at any time in the possession of a bailee, the Maker shall promptly notify the Secured Party thereof and, at the Secured Party’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and such bailee’s agreement to comply, without further consent of the Maker, at any time with instructions of the Secured Party as to such Collateral. The Secured Party agrees with the Maker that the Secured Party shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Maker with respect to the bailee.

Section 4.14	Electronic Chattel Paper

If the Maker at any time holds or acquires an interest in any electronic chattel paper, the Maker shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under the UCC, of such electronic chattel paper. The Secured Party agrees with the Maker that the Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party amid so long as such procedures will not result in the Secured Party’s loss of control, for the Maker to make alterations to the electronic chattel paper permitted under the UCC for a party in control to make without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Maker with respect to such electronic chattel paper.

Section 4.15	Letter-of-Credit Rights

If the Maker is at any time a beneficiary under a letter of credit now or hereafter, the Maker shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Maker shall, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing, in each case, that the proceeds of the letter to credit are to be applied to payment of the Obligations.

Section 4.16	Commercial Tort Claims

If the Maker shall at any time hold or acquire a Commercial Tort Claim, the Maker shall promptly notify the Secured Party in a writing signed by the Maker of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

Section 4.17	Other Actions as to any and all Collateral

The Maker further agrees, upon request of the Secured Party and at the Secured Party’s option, to take any and all other actions as the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that the Maker’s signature thereon is required therefor, (ii) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (iv) obtaining governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Secured Party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, (v) obtaining waivers from mortgagees and landlords in form and substance satisfactory to the Secured Party and (vi) taking all actions under any earlier versions of the UCC or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant UCC or other jurisdiction, including any foreign jurisdiction.

At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the Secured Party to perfect the security interest created hereby, the Maker shall deliver such Collateral to the Secured Party.

The Maker, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of the Secured Party regarding the Pledged Securities consistent with the terms of this Agreement without the further consent of the Maker as contemplated by Section 8-106 (or any successor section) of the UCC. Further, the Maker agrees that it shall not enter into a similar agreement (or one that would confer “control” over any Collateral within the meaning of Article 8 and Article 9 of the UCC) with any person or entity other than the Secured Party.

If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the Maker shall cause such an account control agreement, in form and substance in each case satisfactory to the Secured Party, to be entered into and delivered to the Secured Party.

Section 4.18	Material Adverse Change in the Collateral

The Maker shall, within five (5) days of obtaining knowledge thereof, advise the Secured Party promptly, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Secured Party’s security interest therein.

Section 4.19	Future Subsidiaries

With regard to each future subsidiary (“Future Subsidiary”) of the Maker with operations or material operations (which, if in doubt, shall be in the sole determination of the Secured Party), the Maker shall immediately deliver to the Secured Party all certificates held by the Maker representing equity interests in in such Future Subsidiary, and such securities shall constitute “Pledged Securities” hereunder.

Section 4.20	Intellectual Property

4.20.1 The Maker shall notify the Secured Party immediately if it knows or has reason to know that any application or registration relating to any Intellectual Property (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Maker’s ownership of any Intellectual Property, its right to register the same, or to keep and maintain the same. Notwithstanding the foregoing, nothing in this Agreement shall obligate the Maker to notify the Secured Party in the event of an objection, refusal, rejection or any other adverse determination or development (collectively, a “Development”) in a pending application for any patent, trademark or copyright where such Development does not result in the final and non-appealable loss of rights in such pending application.

4.20.2 In no event shall the Maker, either directly or through any agent, employee, licensee or designee, file an application for any patent or the registration of any trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without promptly thereafter giving the Secured Party written notice thereof, and, upon request of the Secured Party, the Maker shall execute and deliver a supplement hereto (in form and substance satisfactory to the Secured Party) to evidence the Secured Party’s lien on such patent, trademark or copyright, and the General Intangibles of the Maker relating thereto or represented thereby.

4.20.3 The Maker shall take all actions necessary or reasonably requested by the Secured Party to (i) maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the trademarks (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings and (ii) prosecute to allow applications for patents and maintain the patents (now or hereafter existing). Notwithstanding anything to the contrary in this Agreement, the Maker shall not be under any obligation to continue the prosecution of any application for a patent or any application to register a trademark when it has a commercially reasonable belief that it will be unsuccessful in its efforts to obtain a registration for such trademark or obtain commercially meaningful claims for such patent.

4.20.4 In the event that any Intellectual Property is infringed upon, misappropriated or diluted by a third party, the Maker shall notify the Secured Party promptly after the Maker learns thereof. The Maker shall, unless its board of directors shall reasonably determine that such infringement of such Intellectual Property is either not material to the conduct of its business or operations, or is otherwise not in the best interests of the Maker and its shareholders, (i) promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and (ii) take such other actions as the Secured Party shall deem appropriate under the circumstances to protect such Intellectual Property.

Section 4.21	Indebtedness

The Maker shall not, and shall not permit any Domestic Subsidiary to, directly or indirectly create, incur, assume, guarantee, or otherwise become or remain liable with respect to any material Indebtedness, except for (i) “Permitted Indebtedness” as defined in the Purchase Agreement with respect to the Maker, and (ii) “Permitted Indebtedness” as defined in the Negative Covenant Agreement with respect to the Domestic Subsidiaries.

Section 4.22	Further Assurances

Upon the written request of the Secured Party, and at the sole expense of the Maker, the Maker shall promptly execute and deliver such further instruments and documents and take such further actions as the Secured Party reasonably may deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing of any financing statement under the Uniform Commercial Code, execution of assignments of General Intangibles, transfer of Collateral (other than inventory, accounts and equipment) to the Secured Party’s possession where the Secured Party’s possession is necessary to perfect the Security Interest granted herein; provided, however, that prior to the occurrence of an Event of Default, the Maker shall be entitled to retain such Collateral as otherwise permitted herein. The Maker authorizes the Secured Party to file one or more financing statements which may describe the Collateral as “all assets”, and to file a copy of this Agreement in lieu of a financing statement, in such places and with such governmental offices as the Secured Party reasonably determines to be appropriate or advisable. The Maker authorizes the Secured Party to record the Secured Party’s security interest in the Collateral with the United States Patent and Trademark Office and to supplement such recording from time to time. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument in an amount in excess of $10,000, such note or instrument shall be, upon the Secured Party’s request, delivered to the Secured Party, duly endorsed in a manner satisfactory to it, unless such item is in the process of collection in the ordinary course of business.

ARTICLE 5 - Secured Party’s Rights With Respect To Collateral

Section 5.1	Secured Party’s Rights

The Secured Party may, at any time upon and after an Event of Default, and during the continuation thereof, at its option and, whether or not the Obligations are due, without notice or demand on the Maker, take the following actions with respect to the Collateral:

5.1.1 with respect to any Accounts (i) notify account debtors of the security interest of the Secured Party in such Accounts and that payment thereof is to be made directly to the Secured Party; (ii) demand, collect, and provide receipt for any amounts relating thereto, as the Secured Party may determine; (iii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iv) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; (v) receive, open and dispose of mail addressed to the Maker and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of the Maker; and (vi) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Secured Party were the absolute owner thereof for all purposes; and

5.1.2 with respect to any equipment and inventory (i) make, adjust and settle claims under any insurance policy related thereto and place and pay for appropriate insurance thereon; (ii) discharge taxes and other Liens at any time levied or placed thereon; (iii) make repairs or provide maintenance with respect thereto; and (iv) pay any necessary filing fees and any taxes arising as a consequence of any such filing. The Secured Party shall have no obligation to make any such expenditures nor shall the making thereof relieve the Maker of its obligation to make such expenditures.

Except as otherwise provided herein, the Secured Party shall have no duty as to the collection or protection of the Collateral nor as to the preservation of any rights pertaining thereto, beyond the safe custody of any Collateral in its possession.

ARTICLE 6 - Defaults

Section 6.1	Events of Default

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement:

6.1.1 Payments. If, after the expiration of any applicable cure period, (a) any payment under the Notes is not punctually paid in full when due and payable, or (b) any payment under any Obligation is not punctually paid in full when due and payable.

6.1.2 Covenants. If the Maker fails to perform or observe any covenant or agreement (other than as referred to in Section 6.1.1 above) contained in this Agreement, and such failure remains un-remedied for the earlier of ten (10) days after (a) the Secured Party gives written notice thereof to the Maker or (b) the Maker becomes aware of such failure.

6.1.3 Validity Of Documents. If (a) any material provision, in the sole opinion of Secured Party, of any Transaction Document shall at any time for any reason cease to be valid, binding and enforceable against the Maker; (b) the validity, binding effect or enforceability of any Transaction Document against any party other than the Secured Party shall be contested; or (c) any Transaction Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or, the result of which in any way ceases to give or provide to Secured Party the benefits purported to be created thereby.

6.1.4 Transaction Documents. If any “Event of Default” shall have occurred under and as defined in any Transaction Document.

ARTICLE 7 - Secured Party’s Rights and Remedies

Section 7.1	Rights of Secured Party Upon an Event of Default

So long as any Event of Default shall have occurred and is continuing:

7.1.1 the Secured Party may, at its option, without notice or demand, cause all of the Obligations to become immediately due and payable in accordance with the Notes and take immediate possession of the Collateral, and for that purpose the Secured Party may, so far as the Maker can give authority therefor, enter upon any premises on which any of the Collateral is situated and remove the same therefrom or remain on such premises and in possession of such Collateral for purposes of conducting a sale or enforcing the rights of the Secured Party;

7.1.2 the Maker will, upon demand, assemble the Collateral and make it available to the Secured Party at a place and time designated by the Secured Party that is reasonably convenient to both parties;

7.1.3 the Secured Party may collect and receive all income and proceeds in respect of the Collateral and exercise all rights of the Maker and perform any of the Maker’s obligations hereunder with respect thereto, all without liability except to account for property actually received (but the Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing);

7.1.4 the Secured Party may sell, lease or otherwise dispose of the Collateral at a public or private sale, with or without having the Collateral at the place of sale, and upon such terms and in such commercially reasonable manner as the Secured Party may determine, and the Secured Party may purchase any Collateral at any such sale. Unless the Collateral threatens to decline rapidly in value or is of the type customarily sold on a recognized market, the Secured Party shall send to the Maker prior written notice (which, if given at least ten (10) days prior to any sale, shall be deemed to be reasonable) of the time and place of any public sale of the Collateral or of the time after which any private sale or other disposition thereof is to be made. The Maker agrees that upon any such sale the Collateral shall be held by the purchaser free from all claims or rights of every kind and nature, including any equity of redemption or similar rights, and all such equity of redemption and similar rights are hereby expressly waived and released by the Maker. In the event any consent, approval or authorization of any governmental agency is necessary to effectuate any such sale, the Maker shall execute all applications or other instruments as may be required; and

7.1.5 in any jurisdiction where the enforcement of its rights hereunder is sought, the Secured Party shall have, in addition to all other rights and remedies provided for in its loan documentation, the rights and remedies of a Secured Party under the Uniform Commercial Code.

Section 7.2	Rights of Secured Party Prior to Disposition of Collateral

Prior to any disposition of Collateral pursuant to this Agreement the Secured Party may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as to make it saleable.

Section 7.3	Grant of License to Secured Party

For purposes of Section 7.1 above, upon an Event of Default, the Secured Party is hereby granted a license or other right to use, without charge, the Maker’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, in each case, which constitutes and relates to the Collateral, in completing production of, advertising for sale and selling any Collateral; and subject to limitations contained therein, the Maker’s rights under all licenses and all franchise agreements constituting Collateral shall inure to the Secured Party’s benefit.

Section 7.4	Application of Proceeds

The Secured Party shall be entitled to retain and to apply the proceeds of any disposition of the Collateral, first, to its reasonable expenses of retaking, holding, protecting and maintaining, and preparing for disposition and disposing of, the Collateral, including attorneys’ fees and other legal expenses incurred by it in connection therewith; and second, to the payment of the Obligations in such order of priority as provided in the Notes. Any surplus remaining after such application shall be paid to the Maker or to whomever may be legally entitled thereto, provided that in no event shall the Maker be credited with any part of the proceeds of the disposition of the Collateral until such proceeds shall have been received in cash by the Secured Party. The Maker shall remain liable for any deficiency.

Section 7.5	Remedies are Cumulative

The remedies in this Section are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Secured Party may be entitled. No failure or delay on the part of the Secured Party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. The remedies in this Agreement are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Secured Party may be entitled. All Secured Party’s rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

Section 7.6	Default Rate

Until paid, all amounts due and payable by the Maker hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the Default Rate (as that term is defined in the Notes).

Section 7.7	Commercial Reasonableness

To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Maker acknowledges and agrees that it is not commercially unreasonable for the Secured Party (i) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as the Maker, for expressions of interest in acquiring all or any portion of the Collateral, (vi) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (vii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (viii) to dispose of assets in wholesale rather than retail markets, (ix) to disclaim disposition warranties, (x) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (xi) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. Each Maker acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the UCC in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to the Maker or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

ARTICLE 8 - Waivers

Except as required by applicable law and cannot be waived, the Maker waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of any loans made, credit or other extensions granted, collateral received or delivered or any other action taken in reliance hereon and all other demands and notices of any description, except for such demands and notices as are expressly required to be provided to the Maker under this Agreement or any other document evidencing the Obligations. With respect to both the Obligations and the Collateral, the Maker assents to any extension or postponement of the time of payment or any other forgiveness or indulgence, to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Secured Party reasonably may deem advisable. The Secured Party may exercise its rights with respect to the Collateral without resorting, or regard, to other collateral or sources of reimbursement for Obligations. The Secured Party shall not be deemed to have waived any of its rights with respect to the Obligations or the Collateral unless such waiver is in writing and signed by the Secured Party. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not bar or waive the exercise of any right on any future occasion. All rights and remedies of the Secured Party in the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, are cumulative and not exclusive of any remedies provided by law or any other agreement, and may be exercised separately or concurrently.

ARTICLE 9 - Marshalling

The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that each of them lawfully may, the Maker hereby agrees that each of them will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that each of them lawfully may, the Maker hereby irrevocably waive the benefits of all such laws.

ARTICLE 10 - Expenses

The Maker shall, promptly on demand, pay or reimburse the Secured Party for all reasonable expenses (including reasonable attorneys’ fees of outside counsel or allocated costs of in house counsel) incurred or paid by the Secured Party in connection with the preparation, negotiation, closing, administration or enforcement of this Agreement, for the Secured Party’s on-site periodic examinations of the Collateral, and for any other amounts permitted to be expended by the Secured Party hereunder, including without limitation such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, priority and value of any security interest created hereby and by the IP Security Agreement (including without limitation (a) the costs and expenses of filing financing statements, continuation statements and other UCC forms and amendments, and (b) the costs and expenses of recording the Secured Party’s security interest in the Intellectual Property of the Maker and the California Subsidiary with the United States Patent and Trademark Office and the United States Copyright Office), the collection, sale or other disposition of any of the Collateral or the exercise by the Secured Party of any of the rights conferred upon it hereunder. The obligation to pay any such amount shall be an additional Obligation secured hereby and, to the extent permitted by law, each such amount shall bear interest from the time of demand at the highest Default Rate (under and as defined in the Notes).

ARTICLE 11 - Notices

Any demand upon or notice to any Maker that the Secured Party may give shall be effective when delivered by hand, properly deposited in the mails postage prepaid, or sent by electronic facsimile transmission, receipt acknowledged, or delivered to an overnight courier, in each case addressed to the Maker at the address shown on the first page of this Agreement or such other address as the Maker may advise the Secured Party in writing. Any notice by the Maker to the Secured Party shall be given as aforesaid, addressed to the Secured Party at the address shown on the first page of this Agreement or such other address as the Secured Party may advise the Maker in writing.

ARTICLE 12 - Successors and Assigns

This Agreement shall be binding upon the Maker, their successors and assigns, and shall inure to the benefit of and be enforceable by the Secured Party and its successors and assigns. Without limiting the generality of the foregoing sentence, the Secured Party may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other person or entity.

ARTICLE 13 - Miscellaneous

Section 13.1	Amendments

This Agreement may not be amended or modified except by a writing signed by the Maker and the Secured Party, nor may the Maker assign any of its rights hereunder.

Section 13.2	Governing Law

This Agreement and the terms, covenants and conditions hereof shall be construed in accordance with, and governed by, the laws of the State of New York (without giving effect to any conflicts of law provisions contained therein).

Section 13.3	Consent to Jurisdiction

The Maker and the Secured Party (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Maker and the Secured Party consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address of such party first set forth above and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 13.3 shall affect or limit any right to serve process in any other manner permitted by law. The Maker and the Secured Party hereby agrees that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 13.4	Collateral in the Name of the Maker and others

In the event that any Collateral stands in the name of the Maker and another or others jointly, as between the Secured Party and the Maker, the Secured Party may deal with the same for all purposes as if it belonged to or stood in the name of the Maker alone.

Section 13.5	Section Headings

Article and Section headings are for convenience of reference only and are not a part of this Agreement.

Section 13.6	WAIVER OF JURY TRIAL

EACH OF THE MAKER AND THE SECURED PARTY HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR, ARISING OUT OF: (A) THIS SECURITY AGREEMENT OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH; (B) THE VALIDITY, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF; OR (C) ANY OTHER CLAIM OR DISPUTE HOWEVER ARISING BETWEEN THE MAKER AND THE SECURED PARTY IN RESPECT OF THIS AGREEMENT.

ARTICLE 14 - Power of Attorney

Section 14.1	Appointment and Powers of Secured Party

The Maker hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Maker or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Maker, without notice to or assent by the Maker, to do the following:

14.1.1 upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the UCC and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Maker’ s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Maker might do, including, without limitation, (A) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (B) upon written notice to the Maker, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (C) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

14.1.2 to file financing statements with respect hereto, with or without the Maker’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Maker’s name such financing statements and amendments thereto and continuation statements which may require the Maker’s signature.

Section 14.2	Ratification by the Maker

To the extent permitted by law, the Maker hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable.

Section 14.3	No Duty on Secured Party

The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Maker for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

Section 14.4	References to “Domestic Subsidiaries” and “Subsidiaries”

In the event that the Maker at any time does not have any subsidiaries, then references herein to “Domestic Subsidiaries” and “subsidiaries” shall be deemed to refer to the Maker.

ARTICLE 15 - Termination

This Agreement and the security interests granted hereunder shall terminate upon payment, in full, of all the Obligations, whereupon the Secured Party shall forthwith cause to be assigned, transferred and delivered, upon the request and at the expense of the Maker, any remaining Collateral to or on the order of the Maker. At the same time Secured Party shall execute and deliver to the Maker, at the Maker’s expense, such Uniform Commercial Code termination statements as shall be reasonably requested by the Maker to effect the termination and release of the security interests in favor of the Secured Party affecting the Collateral.

ARTICLE 16 - Amendment and Restatement

Upon the date first written above, this Agreement shall be deemed to amend, restate and replace the Original Security Agreement. All Obligations secured by and under the Original Security Agreement shall be and remain secured under this Agreement. The Maker agrees that with respect to all matters prior to the date first written above, all terms of the Original Security Agreement are ratified and confirmed.

[Signature Page follows]

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be duly executed as of the date first written above.

Maker:

VISTAGEN THERAPEUTICS, INC.

By: /s/ Shawn K. Singh
Name: Shawn K. Singh
Title: Chief Executive Officer

Secured Party

PLATINUM LONG TERM GROWTH VII, LLC

By:/s/ Joan Janczewski
Name: Joan Janczewski
Title: Chief Operating Officer

Schedule 4.1
Intellectual Property

None